Independent Auditor's Report


The Board of Directors
Home Bancorp of Elgin, Inc.
Elgin, Illinois:

We have audited the consolidated statements of earnings, stockholders' equity, and cash flows of Home Bancorp of Elgin, Inc. and subsidiary (the Company) for the year ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Home Bancorp of Elgin, Inc. and subsidiary for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                  /s/  KPMG, LLP

Chicago, Illinois
January 26, 1998